UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Separation Agreement with Bioverativ Inc.

On February 1, 2017, Biogen Inc. (“Biogen”) completed the previously announced separation of its hemophilia business, and certain other assets and liabilities, into a separate, independent publicly traded company by way of a distribution of all of the then outstanding shares of common stock of Bioverativ Inc. (“Bioverativ”) through a dividend in-kind of Bioverativ’s common stock, par value $0.001 per share, to Biogen’s stockholders of record as of the close of business on January 17, 2017 (the entire transaction being the “Separation”).

In connection with the Separation, Biogen entered into a separation agreement with Bioverativ, dated as of January 31, 2017, that, among other things, sets forth our agreements with Bioverativ regarding the principal actions to be taken in connection with the Separation, including the distribution. The separation agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of Bioverativ and Biogen as part of the Separation, and it provides for when and how these transfers, assumptions and assignments will occur. Biogen and Bioverativ are also each subject to nine-month non-solicit and two-year non-compete restrictions.

The foregoing description of the separation agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the separation agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01     Completion of the Acquisition or Disposition of Assets

As described above, on February 1, 2017, Biogen completed the Separation. In the Separation, Biogen stockholders received one share of Bioverativ common stock for every two shares of Biogen common stock held at the close of business on January 17, 2017. Biogen did not issue fractional shares of Bioverativ’s common stock in the distribution. Eligible stockholders are entitled to receive cash in lieu of fractional shares.

Item 8.01     Other Events

On February 1, 2017, Biogen issued a press release announcing the completion of the Separation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
2.1	Separation Agreement, dated as of January 31, 2017, by and between Biogen Inc. and Bioverativ Inc.*
99.1	Press Release of Biogen Inc. dated February 1, 2017
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Biogen hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Biogen Inc.
By:    __/s/ Steven N. Avruch_________
Steven N. Avruch
Chief Corporation Counsel and Assistant Secretary

Date: February 2, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1	Separation Agreement, dated as of January 31, 2017, by and between Biogen Inc. and Bioverativ Inc.*
99.1	Press Release of Biogen Inc. dated February 1, 2017
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Biogen hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.